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                                                                   EXHIBIT 99(b)


                HOUSEHOLD INTERNATIONAL, INC. AND SUBSIDIARIES

              DEBT AND PREFERRED STOCK SECURITIES RATINGS OF THE
                   COMPANY AND ITS SIGNIFICANT SUBSIDIARIES

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                                                                              Duff &
                                    Standard      Moody's                     Phelps
                                    & Poor's    Investors        Fitch        Credit       Thomson
                                 Corporation      Service         IBCA    Rating Co.     BankWatch
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At December 31, 1998
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
Household International, Inc.
    Senior debt                            A           A3            A             A             A
    Commercial paper                     A-1          P-2          F-1        Duff 1         TBW-1
    Preferred stock                     BBB+         baa1           A-            A-          BBB+
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Household Finance Corporation
    Senior debt                            A           A2           A+            A+            A+
    Senior subordinated debt              A-           A3            A             A             A
    Commercial paper                     A-1          P-1          F-1       Duff 1+         TBW-1
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Household Bank, f.s.b.
    Senior debt                            A           A2            A             A            NR
    Subordinated debt                     A-           A3           A-            A-             A
    Certificates of deposit
        (long/short-term)              A/A-1       A2/P-1        A/F-1      A/Duff 1         TBW-1
    Thrift notes                         A-1          P-1          F-1        Duff 1         TBW-1
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